UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 1, 2012
(Date of earliest event reported)

Arête Industries, Inc.
(Exact name of registrant as specified in its charter)

COLORADO	33-16820-D	84-1508638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 141
Westminster, Colorado 80036
(Address of principal executive offices) (Zip Code)

(303) 427-8688
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 10, 2012, Arête Industries, Inc. (the “Registrant”) entered into an agreement to sell their working interest in a lease (1,897 gross acres) and associated oil well (100% working interest) in Niobrara County, Wyoming to an unaffiliated third party. Under the term of the agreement the sale was deemed effective January 1, 2012 and closed on February 1, 2012.

As part of the sale agreement, the Company received $1,078,778 for its 100% working interest in the oil well and lease, and received $29,933 for the oil in the tanks and expenses advanced. The agreement allows for the Company to retain a 2.575% overriding royalty interest in the lease.

The Registrant believes that the proceeds to it from the sale of these oil and gas interests will be accounted for as sale and gain of approximately $750,000.

ITEM 7.01 REGULATION FD DISCLOSURE

On February 6, 2021, the Registrant issued a press release announcing the sale of the Wyoming well and lease and receipt of proceeds, which is attached hereto as Exhibit 99.1.

The information in Item 8.01 and Exhibit 99.1 attached hereto are furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this current report on Form 8-K and furnishing this information in Item 7.01 and Exhibit 99.1 attached hereto, the Registrant makes no admission as to the materiality of such information in this current report that is required to be disclosed solely by reason of Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

	Exhibit No.	Description

	99.1	Press release dated February 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARÊTE INDUSTRIES, INC.

	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
Date: February 6, 2012	Title:	Chief Executive Officer and Director